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                                                                   EXHIBIT 10.17

                                LIMITED GUARANTY

THIS GUARANTY is executed as of April 27, 1998 by American Pharmed Labs, Inc., a Delaware corporation ("Guarantor"), for the benefit of IKB Nachrangkapital GmbH, a company with limited liability organized under the laws of Germany ("Lender"), with reference to the following facts:

      A. Lender has agreed to lend up to Ten Million Deutsche Marks (DM 10,000,000) in two tranches (collectively, the "Loan") to Pharmed Labs GmbH, a German company with limited liability, which is wholly owned by the Guarantor ("Borrower"). The Loan is evidenced by a letter of acceptance dated April 13, 1998 relating to Lender's letter dated March 31, 1998 offering to make the Loan and setting forth the terms thereof (such two letters being, collectively, the "Letter Agreement").

      B. As a condition to the making of disbursements under the Loan, Lender has required that Guarantor guarantee the obligations of Borrower in accordance with the terms of this Guaranty.

      NOW, THEREFORE, in consideration of Lender's agreement to make the Loan and as an inducement to Lender to advance funds under the Letter Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor covenants and agrees with Lender, for the benefit of Lender, as follows:

                             ARTICLE 1 - AGREEMENTS

      1.1 Guaranty. Guarantor hereby unconditionally and irrevocably guarantees
(a) the punctual payment when due of all amounts due or to become due (whether at scheduled maturity or upon acceleration or demand or otherwise) under or with respect to the Loan and the Letter Agreement (and all renewals, extensions, modifications and rearrangements thereof); and (b) the full and faithful performance of all of the terms, covenants, conditions and agreements contained in the Letter Agreement (and all renewals, extensions, modifications and rearrangements thereof) (collectively, the "Guaranteed Obligations"); provided, however, that the total amount of Guaranteed Obligations recoverable under this Guaranty shall be limited to Ten Million Deutsche Marks (DM 10,000,000) with respect to the principal amount of the Loan, plus any and all amounts related to unpaid interest and fees on or with respect to the Loan, and, as set forth more fully in Section 3.1 below, any and all costs and expenses arising out of the enforcement of the Loan, the Letter Agreement and this Guaranty. This is a guaranty of payment and performance and not of collection only and the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Lender need not inquire into the power of Borrower or the authority of its officers, directors, representatives or agents acting or purporting to act on its behalf.

      1.2 Obligations Absolute. The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by

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the following any of which may be taken without the consent of, or notice to,
Guarantor, nor shall any of the following give Guarantor any recourse or right of action against Lender:

            (a) Any express or implied amendment, modification, renewal, addition, supplement, extension, rearrangement or acceleration of or to, or any consent to departure from, the Loan or the Letter Agreement (including, without limitation, extensions beyond the original term or any change in time, place or manner of payment, or any increase in the amount of the loan);

            (b) Any exercise or non-exercise by Lender of any right or privilege under this Guaranty, the Loan or the Letter Agreement;

            (c) Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor or Borrower, or any guarantor (which term shall include any other party at any time directly or contingently liable for any of the Borrower's obligations under the Loan or the Letter Agreement) or any affiliate of Borrower, or any action taken with respect to this Guaranty by any trustee, conservator, custodian, Konkursvenwalter, or receiver, or by any court, in any such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing;

            (d) Any release or discharge of Borrower from its liability under the Loan or the Letter Agreement or any release or discharge of any endorser or guarantor or of any other party at any time directly or contingently liable for the Guaranteed Obligations or any other obligations of the Borrower to the Lender;

            (e) Any assignment or other transfer of this Guaranty, the Loan or the Letter Agreement in whole or in part;

            (f) Any change in the ownership of Borrower or in the legal form in which it is organized, and any change in or restructuring or termination of the structure or existence of the Borrower;

            (g) Any acceptance of partial performance of the Guaranteed Obligations;

            (h) Any taking, exchange, release or non-perfection of any collateral for all or any of the Guaranteed Obligations or any other obligations of the Borrower to the Lender;

            (i) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations or any other obligations of the Borrower to the Lender, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of the Borrower to the Lender or any other assets of the Borrower; or

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            (j) Any other circumstance (including without limitation, the existence of or reliance on any representation by the Lender) which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Without limiting the terms of clause (c) above and Section 1.6 below, and any other provision of this Guaranty to the contrary notwithstanding, Guarantor acknowledges and agrees that, subject to the limit set forth in Section 1.1, Guarantor is obligated under this Guaranty to pay amounts that have not been repaid to Lender under the Loan and the Letter Agreement even if (i) an insolvency or bankruptcy proceeding has been initiated with respect to Borrower and its assets and (ii) Borrower is not required to pay Lender some or all of the amounts not repaid because Borrower's obligations to Lender under the Loan and the Letter Agreement are subordinated pursuant to the Letter Agreement to Borrower's obligations to other creditors.

      1.3 Waivers. Guarantor unconditionally waives any defense to the enforcement of this Guaranty, including, without limitation:

            (a) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty;

            (b) Any right to require Lender to proceed against Borrower or any guarantor at any time, or to proceed against or exhaust any security held by Lender at any time, or to pursue any other remedy whatsoever at any time;

            (c) The defense of any statute of limitations affecting the liability of Guarantor hereunder, the liability of Borrower or any guarantor under the Loan or the Letter Agreement, or the enforcement hereof, to the extent permitted by law;

            (d) Any defense arising by reason of any provisions of law that conflict with the terms of the Loan or the Letter Agreement, or any invalidity or unenforceability of the Loan or the Letter Agreement or any provision thereof, or any disability of Borrower or any guarantor or of any manner in which Lender has exercised its rights and remedies under the Loan or the Letter Agreement, or by any cessation from any cause whatsoever of the liability of Borrower or any guarantor;

            (e) Any defense based upon exhaustion of or an election of remedies by Lender which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower or any guarantor for reimbursement, or both;

            (f) Any duty of Lender to advise Guarantor of any facts or information known to Lender regarding the financial condition of Borrower and all other facts and circumstances in any way affecting Borrower's ability to perform its obligations to Lender, it being agreed that Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such facts or circumstances; and

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            (g) Any rights of subrogation, reimbursement, exoneration, contribution and indemnity, and any rights or claims of any kind or nature against Borrower which arise out of or are caused by this Guaranty, and any rights to enforce any remedy which Lender now has or may hereafter have against Borrower, and any benefit of, and any right to participate in, any security now or hereafter held by Lender.

      1.4 Subrorration. Guarantor understands and acknowledges that the exercise by Lender of certain rights and remedies may affect or eliminate Guarantor's right of subrogation against Borrower or any guarantor and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Lender, its successors, endorsees and/or assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Guaranty to the contrary, Guarantor hereby waives any claim or other rights which Guarantor may now have or hereafter acquire against Borrower or any other guarantor of all or any of the obligations of Guarantor hereunder that arise from the existence or performance of Guarantors obligations under this Guaranty, the Loan or the Letter Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against Borrower or any collateral which Lender hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute, regulation, common law or other generally accepted source of law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.

      1.5 Independent and Separate Obligations. The obligation of Guarantor hereunder is independent of the obligation of Borrower or of any other guarantor and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of Borrower or against any other guarantor, and whether or not Borrower or of any other guarantor is joined therein or a separate action or actions are brought against Borrower or of any other guarantor. Lender's rights hereunder shall not be exhausted until all of the Guaranteed Obligations, as limited in amount by Section 1.1 hereof, have been fully paid and performed.

      1.6 Bankruptcy No Discharge; Repayments. So long as any of the obligations guaranteed hereunder shall be owing to Lender, Guarantor shall not, without the prior written consent of Lender, commence or join with any other party in commencing any bankruptcy, insolvency, reorganization or liquidation proceedings of or against Borrower. Guarantor understands and acknowledges that by virtue of this Guaranty, Guarantor has specifically assumed any and all risks of a bankruptcy, reorganization, insolvency or liquidation case or proceeding with respect to Borrower. As an example and not in any way of limitation, a subsequent modification of the Loan, the Letter Agreement or the

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Guaranteed Obligations in any bankruptcy, reorganization, insolvency, liquidation or similar case or proceeding concerning Borrower shall not affect the obligation of Guarantor to pay and perform the Guaranteed Obligations in accordance with their respective original terms. If a claim is ever made upon Lender for repayment of any amount or amounts received by Lender in payment of the obligations under the Loan or the Letter Agreement or hereunder (whether or not all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by Lender) and Lender repays all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty or the cancellation of the Loan or the Letter Agreement, Guarantor shall be and remain liable to Lender for the amount so repaid to the same extent as if such amount had never originally been received by Lender.

      1.7 Setoff. Lender shall have a right of setoff against, and Guarantor hereby grants a security interest in, all moneys, securities and other property of Guarantor now or hereafter in the possession of, or on deposit with Lender, whether held in a general or special account or deposit, or for safekeeping or otherwise. Such right is in addition to any right of setoff Lender may have by law. All rights of setoff may be exercised without notice or demand to Guarantor. No right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff, or by any delay in doing so. Every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lender.

      1.8 Subordination. In the event any default or event which, upon the giving of notice or the lapse of time or both, could become a default, shall exist in the performance under the Loan or the Letter Agreement, any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the obligations of Borrower under the Guaranteed Obligations. If requested by Lender, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Lender and paid over to Lender on account of the Loan and the Letter Agreement. However, no such payment shall reduce or affect in any manner the absolute, unconditional and independent liability of Guarantor hereunder, except to the extent such payment is applied against the Loan.

      1.9 Payments. It is understood that the obligations of Borrower to Lender may at any time and from time to time exceed the aggregate liability of Guarantor hereunder without impairing this Guaranty. Guarantor shall not be credited for payment of any of the Guaranteed Obligations hereunder unless such payment is received by Lender in immediately available funds and is made by Guarantor after a demand made by Lender pursuant to this Guaranty. Guarantor agrees that whenever Guarantor shall make any payment to Lender hereunder on account of the liability hereunder, Guarantor will deliver such payment to Lender at the address provided in Paragraph 3.7 below and notify Lender in writing that such payment is made under this Guaranty for such purpose. It is understood that Lender, without impairing this Guaranty, may apply payments from Borrower to the Guaranteed Obligations or to such other obligations owed by Borrower to Lender, in such amounts and in such order as Lender in its complete discretion

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determines. No payment made hereunder by Guarantor to Lender shall constitute
Guarantor as a creditor of Lender.

      1.10 Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by Guarantor hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of Germany and any political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Paragraph 1.10) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Guarantor shall make such deductions, and (iii) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, Guarantor agrees to pay any present or future stamp or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "Other Taxes').

            (c) Guarantor will indemnify Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Paragraph 1.10) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date Lender makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, Guarantor will furnish to Lender, at its address referred to in Paragraph 3.7, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment, Guarantor will furnish to Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to Lender, in either case stating that such payment is exempt from or not subject to Taxes.

      1.11 Judgement. (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Deutsche Marks into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Lender could purchase Deutsche Marks with such other currency on the business day preceding that on which final judgment is given.

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            (b) The obligation of Guarantor in respect of any sum due from it to the Lender hereunder shall, notwithstanding any judgment in a currency other than Deutsche Marks, be discharged only to the extent that on the business day following receipt by Lender of any sum adjudged to be so due in such other currency Lender may in accordance with normal banking procedures purchase Deutsche Marks with such other currency; if the Deutsche Marks so purchased are less than the sum originally due to Lender in Deutsche Marks, Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss, and if the Deutsche Marks so purchased exceed the sum originally due to Lender in Deutsche Marks, Lender agrees to remit to Guarantor such excess.

                   ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

            Guarantor makes the following representations and warranties to Lender, which shall be continuing representations and warranties until this Guaranty expires in accordance with Paragraph 3.6 of this Guaranty:

      2.1 Status of Guarantor. Guarantor is a corporation duly organized, existing and in good standing under the laws of the State of Delaware authorized to carry on the business being conducted by it, with the requisite corporate power to own and operate its properties and assets.

      2.2 Guaranty Authorized and Binding. The execution, delivery and performance of this Guaranty are duly authorized and do not require the consent or approval of any third party or any governmental body or other regulatory authority and are not in contravention of, or in conflict with, any law or regulation. This Guaranty is a valid and legally binding obligation of Guarantor enforceable in accordance with its terms.

      2.3 No Conflict. The execution and delivery of this Guaranty are not, and the performance of this Guaranty will not be, in contravention of, or in conflict with, the Guarantor's articles of incorporation or by-laws, or any agreement, indenture or undertaking to which Guarantor is a party or by which Guarantor is or may be bound or affected.

      2.4 Litigation. There is no litigation or other proceeding pending or threatened against, or affecting, Guarantor which, if determined adversely against Guarantor, would have a materially adverse effect on the financial condition, properties, businesses or operations of Guarantor, or which prevents or interferes with (or would prevent or interfere with) or adversely affects (or would adversely affect) Guarantor's entering into this Guaranty or the validity of this Guaranty or the carrying out of the terms hereof Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

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                            ARTICLE 3 - MISCELLANEOUS

      3.1 Expenses. Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, which Lender is entitled to receive and collect from Borrower under the Loan or the Letter Agreement and/or which may be incurred by Lender in any effort to collect or enforce the Loan or the Letter Agreement or the obligations of Guarantor hereunder, whether or not any lawsuit is filed, including, without limitation, all expenses, costs and attorneys' fees incurred by Lender in any bankruptcy, insolvency, reorganization, liquidation or similar proceeding including, without limitation, any action for relief from the automatic stay of any bankruptcy proceeding. Such amounts shall bear interest until paid at the rate often percent (10%) per annum.

      3.2 Amendments; Successors. Neither this Guaranty nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. All of the terms of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The term "Borrower" shall mean both the named Borrower and any other person or entity at any time assuming or otherwise becoming primarily liable for all or any part of the obligations set forth in the Loan or the Letter Agreement. No delay or failure by Lender to exercise any remedy against Borrower or Guarantor will be construed as a waiver of that right or remedy. All remedies of Lender are cumulative. In the event that the provisions of this Guaranty are claimed or held to be inconsistent with any other instrument evidencing or securing the Loan or the obligations of Guarantor, the terms of this Guaranty shall remain fully valid and effective. When the context in which the words are used in this Guaranty indicates that such is the intent, words in the singular number shall include the plural and vice versa. In the event any term or provision of this Guaranty shall, for any reason, be held to any extent to be invalid, void, illegal or unenforceable in any respect by a court of competent jurisdiction, or in the event that the application of any term or provision of this Guaranty to any person or circumstance shall, for any reason, be held to any extent to be invalid, illegal, void or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, voidability or unenforceability shall not affect any other terms or provisions of this Guaranty, and this Guaranty shall be construed and enforced as if such invalid, void, illegal or unenforceable terms or provisions had never been a part of this Guaranty. Guarantor shall not have the right to assign any of Guarantor's rights or obligations under this Guaranty.

      3.3 Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New Jersey.

      3.4 Assignability by Lender. Lender may at any time and from time to time, without notice to or consent of Guarantor, assign, conditionally or otherwise, all or any of the rights of Lender under the Loan, the Letter Agreement and this Guaranty to any affiliate of the Lender or of IKB Deutsche Industriebank, whereupon such assignee shall succeed to all rights of lender hereunder to the extent that such rights may be assigned to it. Lender, or each successor assignee of Lender's rights may give written notice to

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Guarantor of any such assignment, but any failure to give, or delay in giving such notice shall not affect the validity or enforceability of any such assignment. In addition, Lender may, with the consent of Guarantor, which consent shall not be unreasonably withheld, transfer its rights under the Loan, the Letter Agreement and this Guaranty to any other person or entity.

      3.5 Demands. Any demand by Lender for performance or payment hereunder, if made, shall be in writing and shall be made in the manner set forth in Paragraph
3.7 below. A dated statement signed by an officer of Lender setting forth the amount of indebtedness at the time owing to Lender by Borrower under the Loan or the Letter Agreement shall be conclusive evidence thereof as between Guarantor and Lender in any legal proceedings against Guarantor in connection with this Guaranty. Lender shall give Guarantor a thirty (30) day notice in the manner set forth in Paragraph 3.7 below before Lender commences any action or proceeding against Guarantor to enforce any of Lender's rights wider this Guaranty.

      3.6 Term. The obligations of Guarantor under this Guaranty shall continue in full force and effect until the earlier of: (a) the obligations under the Loan or the Letter Agreement shall have been fully paid and performed, Lender is under no further obligation to make funds available to Borrower, and the period of time has expired during which any payment by Borrower or Guarantor to Lender may be deemed to be a preferential payment under the United States Bankruptcy Code or other similar applicable laws, whether foreign or domestic, or (b) Guarantor has paid the maximum amount of the Guaranteed Obligations and other amounts payable hereunder in accordance with the terms of this Guaranty and the period of time has expired during which any payment made by Borrower or Guarantor may be determined to be a preferential payment under the United States Bankruptcy Code or other similar applicable laws whether foreign or domestic.

      3.7 Notices. Al notices hereunder to the parties hereto shall be in writing and sent (i) by certified or registered mail, return receipt requested, postage prepaid, (ii) by air mail, postage prepaid, (iii) by DHL, Federal Express, or other recognized international courier or express delivery services, or (iv) by telegram or telecopier, addressed to the respective parties at the following addresses:

      To Guarantor:     American Pharmed Labs, Inc.
                        270 Sylvan Avenue
                        Englewood Cliffs, New Jersey
                        Attention: Dr. Rainer K. Liedtke

                        Telecopier:

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      With a copy to:   Scott R. Yagoda, esq.
                        Parker Plaza
                        400 Kelby Street, Suite 1500
                        Fort Lee, New Jersey 07024

                        Telecopier: 201-224-9811

      To Lender:        IKB Nachrangkapital GmbH
                        Wilhelm-Botzkes-Straae 1
                        40474 Dusseldorf
                        Germany
                        Attention: Waiter Zickenrott

                        or

                        Postfach 101118
                        40002 Dusseldorf
                        Germany
                        Attention: Waiter Zickenrott

                        Telecopier: 49-211-8221-2785

      With a copy to:   IKB Deutsche Industriebank
                        P.O. Box 101118
                        40002 Dusseldorf
                        Germany
                        Attention: Michael Birkenfeld

                        Telecopier: 49-211-8221-2407

      With a copy to:   George M. Williams, jr.
                        LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        125 West 55th Street
                        New York, New York 10019

                        Telecopier: (212) 424-8500

Any party, by written notice complying with the requirements of this Paragraph 3.7, may specify another or a different person or address for the purpose of notification hereunder. All notices hereunder shall be deemed to have been given and received on the next day following the sending of such telegram or telecopy, on the second business day following or the sending of such notice via DHL, Federal Express or other permitted courier or express delivery service, and, if mailed, on the seventh business day following such mailing.

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

      3.8 Complete Agreement. This Guaranty supersedes any prior negotiations, discussions or communications between Guarantor and Lender with respect to the Guaranteed Obligations and constitutes the entire agreement between Lender and Guarantor with respect to the Guaranteed Obligations.

      3.9 Counterparts. This Guaranty may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

      3.10 Waiver; Jurisdiction. Guarantor hereby waives any right to trial by jury. Guarantor hereby waives any right to make a counterclaim against Lender except for any matter which constitutes an affirmative defense. The parties hereto consent to the jurisdiction of the courts of the State of New Jersey and to any federal courts located therein.

            IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

                                   AMERICAN PHARMED LABS, INC.
                                   a Delaware corporation

                                   By: /s/ Rainer K. Liedtke
                                       ------------------------
                                       Dr. Rainer K. Liedtke
                                       Chairman

                                       /s/ Peter Golikov
                                       ------------------------
                                       Peter Golikov
                                       EVP, Operations

                                       /s/ Teresa Munk
                                       ------------------------
                                       Teresa Munk
                                       EVP, Administration

                                       11
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                            GENERAL CONDITIONS OF THE
                            IKB NACHRANGKAPITAL GMBH

1. The latest trade register excerpts for the recipient must be submitted to the IKB Nachrangkapital GmbH (NA).

2. The recipient, of his own accord, must inform the INA of all facts significant to the business relationship. In particular, he is obliged to indicate changes of his name, his control and his address immediately and in writing, to continuously submit his annual balance sheet with profit and loss statement together with information regarding annual sales, to give the required information and explanations, to make available all documents required, upon request to allow access to the books and inspection of the operation, with book review and inspection also possibly being performed by a third party (expert or trustee). If preparation of the closing of accounts is delayed, the recipient will initially submit his preliminary figures to the INA In addition, he must supply the INA with information deemed significant by the INA for the evaluation of the current business, the actual economic situation and the future development of the recipient until the total repayment of the participation.

3. Payments received will be offset against the claims due according to INA's stipulations; Sections 366 and 367 BGB are not applicable.

4. The INA can demand participations back effective immediately for important reasons, particularly

      (1) if the recipient does not satisfactorily prove to the INA the proper utilization of the funds or if mistakes are found in his information or the documents submitted by him, on which the granting of the participation is based;

      (2) if the operation of the recipient is being disposed of, leased, liquidated or shut down as a whole or to a large extent or if the recipient eliminates parts of his company, particularly through the establishment of new companies;

      (3) if the existing property, participation, or partner situation has changed for the recipient or one of the co-recipients;

      (4) if the recipient is in arrears, completely or in part for longer than 1 month with a payment due;

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

      (5) if the recipient does not fulfill one of his obligations from Item 2 or other obligations resulting from the participation agreement or an additional participation agreement after request by the INA within a suitable time period.

5. Satisfaction of the INA through deposit is excluded. Claims against the INA can only be offset by the recipient with liabilities in the same currency and only insofar as his claims are uncontested or legally determined.

6. For the business relationship between the recipient and the INA German law is applicable. If the recipient is a full trader, not belonging to minor traders, and if the disputed business relationship is attributed to the operation of his trade, the INA can sue this recipient at a court in the jurisdiction of the INA or another authorized court; the same applies for a legal entity of public law and for public separate property. The INA can only be sued by this loan recipient at the court in its jurisdiction.

7. The above stipulations apply as supplement of separately reached agreements.

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This document represents a true translation of the German original additions or modification.

Monika Johnson

Translator - ATA No.211346    /s/ Monika Johnson
--------------------------------------------------------------------------------

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


                                         EXCERPT OF THE "GENERAL REGULATIONS FOR
                                         THE ACCEPTANCE OF GUARANTEES FOR
                                         PARTICIPATION THROUGH THE KREDITANSTALT
                                         FUR WIEDERAUFBAU"

1.    UTILIZATION OF FUNDS

The funds maybe used only for the financing of the project for which the participation was approved. The grantor must be immediately informed if the investment project or its financing changes.

The recipient of the participation, of his own accord and immediately after the finalization of the investments, must furnish proof to the grantor regarding the utilization of the participation funds as well as the fulfillment of possible conditions.

2.    RESERVATION TO REDUCTION

The grantor is entitled to reduce the participation amount proportionately if the extent of the overall expenditures estimated in the investment plan are reduced. If the reduction concerns amounts already paid, the reduction amounts must be immediately repaid to the grantor by the recipient.

3.    SECURITY

In addition to the guarantee by KfW, The grantor, with the approval of KfW, is entitled to request guarantees or comparable security furnished by the partners of the recipient or his family members, for the correction of asset shifts or limitation of liability from the company structure of the recipient.

4.    INFORMATION DUTY

The recipient will immediately inform the KfW via the grantor of all significant events in his company, particularly changes concerning

- the partner and participation situation as well as

- significant worsening of the economic situation.

The same applies for the acceptance of and disposal of participation to other companies as well as for finalization, termination and modifications of partner agreements, for the disposal of the recipient as a whole or of parts thereof.

5.    RIGHT TO AUDIT

The KfW and the grantor reserve the right to audit business documents and books of the recipient related to the participation and to be informed of the financial situation of the

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

recipient. The KfW and the grantor are entitled to authorize a CPA to perform their audit on the recipient at the expense of the recipient.

6.    TERMINATION FOR IMPORTANT REASONS

The participation can be terminated for important reasons at any time for immediate repayment, particularly if

(1) the recipient grossly violates his obligations resulting from the participation agreement;

(2)   the guarantee of KfW was obtained fraudulently;

(3) the conditions for the guarantee acceptance or granting of the participation were not given or the funds from the participation were not used for their intended purpose;

(4) the conditions of the guarantee acceptance resp. granting of the participation have changed or are no longer applicable (e.g. through disposal of the operation or a portion thereof of the recipient, change of property or participation situation or the management of the recipient, so that a continued operation of the business according to proper commercial or technical principles no longer appears to be assured).

As far as the participation funds have not been paid or not yet been paid in full, the grantor is released from his obligation to pay.

7.    INFORMATION

The grantor is entitled to give unrestricted information to KfW and to grant access to his documents.

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